Exhibit 99.1

News Release

Contacts:

At InSight:

Kip Hallman

President & CEO

Mitch C. Hill

Executive Vice President & CFO

949-282-6000

At Pairelations, LLC

Susan J. Lewis

303-804-0494

slewis@pairelations.com

INSIGHT HEALTH SERVICES HOLDINGS CORP.

REPORTS RESULTS FOR THE THREE

AND NINE MONTHS ENDED MARCH 31, 2008

LAKE FOREST, Calif.  …  May 20, 2008  …  InSight Health Services Holdings Corp. (“InSight”) (OTCBB:ISGT) today announced its financial results for the three and nine months ended March 31, 2008.

Upon its emergence from chapter 11, InSight adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7.  The adoption of fresh-start reporting results in InSight becoming a new entity for financial reporting purposes.  Accordingly, InSight’s condensed consolidated financial statements on or after August 1, 2007 are not comparable to InSight’s condensed consolidated financial statements prior to that date. The adoption of fresh-start reporting primarily affected depreciation and amortization and interest expense in the condensed consolidated statements of operations.  The accompanying condensed consolidated statements of operations for the nine months ended March 31, 2008 combine the results of operations for the one month ended July 31, 2007 of the predecessor entity and the eight months ended March 31, 2008 of the successor entity.  The  combined results of operations are then compared with the corresponding period in the prior year.

InSight believes the combined results of operations for the nine months ended March 31, 2008 provide management and investors with a more meaningful perspective of InSight’s financial performance and operating trends than if it did not combine the results of operations of the predecessor entity and the successor entity in this manner.  Similarly, InSight combines the financial results of the predecessor entity and the successor entity when discussing sources and uses of cash for the nine months ended March 31, 2008.

Revenues decreased approximately 7.2% from $215.7 million for the nine months ended March 31, 2007 to $200.2 million for the nine months ended March 31, 2008.  Revenues decreased approximately 6.7% from $70.1 million for the three months ended March 31, 2007 to $65.4 million for the three months ended March 31, 2008.

Net cash used in operating activities was approximately $2.0 million for the nine months ended March 31, 2008 and resulted primarily from a decrease in accounts payable and accrued expenses and an increase in other current assets, partially offset by a decrease in accounts receivables, net.  At March 31, 2008, InSight had approximately $18.5 million in cash and approximately $24.8 million of availability under InSight’s credit facility, based on its borrowing base.  At May 15, 2008 there were no outstanding borrowings under the credit facility; however, at March 31, 2008, there were letters of credit of approximately $2.3 million outstanding under the credit facility of which approximately $0.3 million are cash collateralized.

Adjusted EBITDA decreased 34.2% from approximately $47.3 million for the nine months ended March 31, 2007 to approximately $31.1 million for the nine months ended March 31, 2008.  Adjusted EBITDA decreased 62.8% from approximately $15.6 million for the three months ended March 31, 2007 to approximately $5.8 million for the three months ended March 31, 2008.  Adjusted EBITDA is defined as earnings before interest expense, incomes taxes, depreciation and amortization, excluding the impairment of goodwill and reorganization items, net.

InSight’s net loss and Adjusted EBITDA for the third quarter were negatively affected by a $2.2 million charge for legal and consulting fees related to certain litigation and a $400,000 charge for an unconsolidated fixed-site center.

Following up on recent organizational announcements naming Louis “Kip” Hallman, III as President and Chief Executive Officer and Bernard O’Rourke as Chief Operating Officer, InSight announced field and corporate organizational changes that will result in estimated annual savings of approximately $5.0 million.  These organizational changes will be fully implemented by December 31, 2008.

Adjusted EBITDA has been included because InSight believes that it is a useful tool for it and its investors to measure its ability to provide cash flows to meet debt service, capital projects and working capital requirements.  Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States.   InSight presents the discussion of Adjusted EBITDA because covenants in the agreements governing its material indebtedness contain ratios based on this measure.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.

Safe Harbor

The foregoing contains forward-looking statements regarding InSight.  They reflect InSight’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to InSight’s operations and business environment which may cause the actual results of InSight to be materially different from any future results, express or implied by such forward-looking statements.  InSight intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements.  Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) InSight’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in InSight’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) conditions within the healthcare environment; (vi) the potential for rapid and significant changes in technology and their effect on InSight’s operations; (vii) operating, legal, governmental and regulatory risks; and (viii) economic, political and competitive forces affecting InSight’s business.

Other risk factors are listed from time to time in InSight’s SEC registration statements and reports.  If any of these risks or uncertainties materializes, or if any of InSight’s underlying assumptions is incorrect, InSight’s actual results may differ from the results that InSight expresses or implies by any of its forward-looking statements. InSight disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

About InSight

InSight, headquartered in Lake Forest, California, is a nationwide provider of diagnostic imaging services.  It serves managed care entities, hospitals and other contractual customers in over 30 states, including the following targeted regional markets:  California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states.  As of March 31, 2008, InSight’s network consists of  92 fixed-site centers and 111 mobile facilities.

For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Nine Months Ended		Three Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
	(Combined)	(Predecessor)	(Successor)	(Predecessor)
	(unaudited)		(unaudited)
REVENUES:
Contract services	$88,736	$96,864	$29,074	$31,627
Patient services	111,439	118,839	36,311	38,438
Total revenues	200,175	215,703	65,385	70,065
COSTS OF OPERATIONS:
Costs of services	138,956	145,870	47,025	46,709
Provision for doubtful accounts	4,718	4,169	1,984	1,351
Equipment leases	7,178	4,155	2,627	1,763
Depreciation and amortization	44,125	43,493	15,106	13,352
Total costs of operations	194,977	197,687	66,742	63,175
Gross profit (loss)	5,198	18,016	(1,357)	6,890
CORPORATE OPERATING EXPENSES	(19,566)	(16,742)	(8,461)	(5,524)
EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,337	2,510	485	878
INTEREST EXPENSE, net	(27,375)	(40,891)	(8,686)	(13,568)
IMPAIRMENT OF GOODWILL	—	(29,595)	—	—
Loss before reorganization items and income taxes	(40,406)	(66,702)	(18,019)	(11,324)
REORGANIZATION ITEMS, net	198,998	—	—	—
Income (loss) before income taxes	158,592	(66,702)	(18,019)	(11,324)
PROVISION FOR INCOME TAXES	3,680	450	1,357	150
Net income (loss)	$154,912	$(67,152)	$(19,376)	$(11,474)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Nine Months Ended		Three Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
	(Combined)	(Predecessor)	(Successor)	(Predecessor)
	(unaudited)		(unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$154,912	$(67,152)	$(19,376)	$(11,474)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Cash used for reorganization items	8,027	—	304	—
Noncash reorganization items	(207,025)	—	—	—
Depreciation and amortization	44,125	43,493	15,106	13,352
Amortization of bond discount	3,245	—	1,244	—
Amortization of deferred financing costs	145	2,369	—	790
Impairment of goodwill	—	29,595	—	—
Equity in earnings of unconsolidated partnerships	(1,337)	(2,510)	(485)	(878)
Distributions from unconsolidated partnerships	2,043	2,131	781	591
Deferred income taxes	3,122	—	1,171	—
Cash (used in) provided by changes in operating assets and liabilities:
Trade accounts receivables, net	5,303	91	628	(2,270)
Other current assets	(1,625)	(1,038)	767	482
Accounts payable and other accrued expenses	(4,933)	4,253	(4,224)	1,118
Net cash provided by (used in) operating activities before reorganization items	6,002	11,232	(4,084)	1,711
Cash used for reorganization items	(8,027)	—	(304)	—
Net cash (used in) provided by operating activities	(2,025)	11,232	(4,388)	1,711
INVESTING ACTIVITIES:
Additions to property and equipment	(4,812)	(11,211)	(1,041)	(2,378)
Other	68	(389)	(26)	173
Net cash used in investing activities	(4,744)	(11,600)	(1,067)	(2,205)
FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(3,378)	(5,284)	(587)	(1,661)
Principal payments on credit facility	(5,000)	—	—	—
Proceeds from issuance of notes payable	12,768	1,145	—	—
Other	—	(2,549)	—	(2,549)
Net cash provided by (used in) financing activities	4,390	(6,688)	(587)	(4,210)
DECREASE IN CASH AND CASH EQUIVALENTS:	(2,379)	(7,056)	(6,042)	(4,704)
Cash, beginning of period	20,832	28,208	24,495	25,856
Cash, end of period	$18,453	$21,152	$18,453	$21,152

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA

(Amounts in thousands)

	Nine Months Ended		Three Months Ended
	March 31,		March 31,
	2008	2007	2008	2007
	(Combined)	(Predecessor)	(Successor)	(Predecessor)
	(unaudited)		(unaudited)
Net cash (used in) provided by operating activities	$(2,025)	$11,232	$(4,388)	$1,711
Cash used for reorganization items	8,027	—	304	—
Provision for income taxes	3,680	450	1,357	150
Interest expense, net	27,375	40,891	8,686	13,568
Amortization of bond discount	(3,245)	—	(1,244)	—
Amortization of deferred financing costs	(145)	(2,369)	—	(790)
Equity in earnings of unconsolidated partnerships	1,337	2,510	485	878
Distributions from unconsolidated partnerships	(2,043)	(2,131)	(781)	(591)
Net change in operating assets and liabilities	1,255	(3,306)	2,525	670
Net change in deferred income taxes	(3,122)	—	(1,171)	—
Adjusted EBITDA	$31,094	$47,277	$5,773	$15,596

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

SELECTED BALANCE SHEET INFORMATION

(Amounts in thousands)

	Successor	Predecessor
	March 31,	June 30,
	2008	2007
	(unaudited)

Cash and cash equivalents	$18,453	$20,832
Trade accounts receivables, net	37,380	42,683
Property and equipment, net	129,333	144,823
Goodwill and other intangible assets, net	143,876	95,084
Total assets	350,529	323,051
Accounts payable and accrued expenses	33,685	38,619
Notes payable, including current maturities	294,194	305,627
Capital leases, including current maturities	6,817	6,229
Liabilities subject to compromise	—	205,704
Total stockholders’ deficit	(2,640)	(241,432)

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